                     RESTATED CERTIFICATE OF INCORPORATION
                              OF NEW PEAPOD, INC.
                      (Incorporated on December 5, 1996)


     NEW PEAPOD, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: Pursuant to Section 245 and 242 of the General Corporation Law of the State of Delaware (the "Delaware Law"), the Certificate of Incorporation, as amended, of NEW PEAPOD, INC., a Delaware corporation (the "Corporation"), is hereby restated and amended to read in its entirety as follows:

                             "RESTATED CERTIFICATE
                               OF INCORPORATION
                               ----------------


     FIRST: The name of the Corporation is NEW PEAPOD, INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, of which 50,000,000 shares shall be Common Stock with a par value of $.01 per share (the "Common Stock") and of which 5,000,000 shares shall be Preferred Stock with a par value of $.01 per share, issuable in series (the "Preferred Stock");

     Every share of common stock of the Corporation issued as of the date and time that this Restated Certificate of Incorporation becomes effective (including any shares held by the Corporation as treasury shares) shall automatically be converted into 100 validly issued, fully paid and nonassessable shares of Common Stock. Each share of Common Stock into which shares are so converted shall have a par value of $.01. Upon the effectiveness of this Restated Certificate of Incorporation, each certificate representing one or more shares of common stock of the Corporation immediately prior to such effectiveness shall represent a number of shares of Common Stock (rounded down to the nearest share) equal to the shares evidenced thereby prior to such effectiveness multiplied by 100. As soon as practicable thereafter, the Corporation shall ask the holders of certificates representing shares of common stock of the Corporation immediately prior to such effectiveness to deliver such certificates to the Corporation or to its agent, and, upon the receipt thereof, the Corporation shall distribute, or cause its agent to distribute, to each such holder a certificate or certificates representing the number of shares of Common Stock (rounded down to the nearest share) previously evidenced by the certificates so tendered multiplied by 100. Until such time as the Corporation has distributed a new certificate or certificates in exchange for a certificate or certificates tendered by a holder pursuant to this paragraph, the certificate or certificates being tendered by such holder shall be deemed to represent and shall represent a number of shares equal to the number of shares of common stock of the Corporation previously evidenced by such certificate(s) multiplied by 100.

     No fractional shares of Common Stock shall be issued. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction (determined based on the aggregate number of shares held by such holder) multiplied by the fair market value of a share of Common Stock as determined by the Board of Directors in good faith.

     The designations and the powers, preferences and rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

     A. COMMON STOCK PROVISIONS

     1. Voting Rights. Except as otherwise required by law or expressly provided herein, the holder of each share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation.

     2. Dividend Rights. Subject to provisions of law and preferences of any Preferred Stock and except as otherwise provided herein, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts

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as may be determined by the Board of Directors of the Corporation.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any Preferred Stock shall be entitled upon liquidation, the holders of Common Stock, shall be entitled to share ratably in the remaining assets of the Corporation.

     B. PREFERRED STOCK

     1. Authorization. The Board of Directors of the Corporation is authorized to issue the Preferred Stock in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     2. Provisions. The Board of Directors is expressly authorized to fix and determine as to each series established:

     (a) the maximum number of shares to constitute such series and the distinctive designation thereof;

     (b) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

     (c) whether the shares of such series shall be subject to redemption by the Corporation or by the holders thereof and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

     (d) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

     (e) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     (f) the terms and conditions, if any, on which shares may be converted or exchanged;

     (g) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of capital stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

     (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional capital stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

     (j) such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

     Such preferences, powers, relative participating, optional or other special rights and qualifications, limitations or restrictions thereof shall be stated in a resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware.

     3. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or the proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

     4. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by law, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

     1. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to any limitation thereof contained in the By-laws. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.

     2. Upon the consummation of an initial public offering of Common Stock (the "Initial Public Offering Date"), stockholders of the Corporation may not thereafter take any action by written consent in lieu of a meeting.

     3. Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the President or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     4. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     5. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

     SEVENTH:

     1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

     2. Classes of Directors. Following the Initial Public Offering Date, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. Each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the Initial Public Offering Date; each initial director in Class II shall serve for a term ending on the date of the second annual meeting next following the Initial Public Offering Date; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting next following the Initial Public Offering Date.

     3. Terms of Office. Except as provided in the preceding paragraph 2, following the Initial Public Offering Date, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

     4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, retirement or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

     5. Removal. Following the Initial Public Offering Date, any one or more or all of the directors may be removed only with cause, and then only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

     6. Stockholder Nominations and Introduction of Business, Etc. Following the Initial Public Offering Date, advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-laws of the Corporation.

     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of Delaware as it may be in effect from time to time. The right of indemnity provided herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, agreement, vote of stockholders or directors, or otherwise. The Corporation may provide indemnification to any such person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise differ from those set forth herein. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation regarding the manner and conditions under which indemnification shall be provided hereunder by the Corporation and the extent thereof from time to time as deemed appropriate by the Board of Directors in the best interests of the Corporation.

     TENTH: The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation; (b) merge or consolidate the Corporation with another Corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all factors the directors deem relevant, including without limitation (i) the effects upon the employees, suppliers, customers, creditors and others having similar relations with the Corporation, upon the communities in which the Corporation conducts its business or on such other constituencies of the Corporation as the Board of Directors considers relevant under the circumstances; (ii) not only the consideration being offered (after taking into account taxes) in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also the Board of Directors' estimate of the (A) future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern and (B) the current value of the Corporation in a freely negotiated transaction; (iii) the purpose of the Corporation, and any of its subsidiaries, to provide quality products and services on a long term basis;
(iv) whether the proposed transaction might violate federal or state laws; and
(v) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that such interests may be best served by the continued independence of the Corporation. If, on the basis of such factors, the Board of Directors so determines that a proposal or offer to acquire or merge the Corporation, or to sell its assets, is not in the best interests of the Corporation, it may reject the proposal or offer. If the Board of Directors determines to reject any such proposal or sale, the Board of Directors shall have no obligation to facilitate, to remove any barriers to, or to refrain from impeding the proposal or offer except as may be required by applicable law. Except to the extent required by applicable law, the consideration of any or all of such factors shall not be a violation of the business judgment rule or of any duty of the directors to the stockholders or a group of stockholders, even if the directors reasonably determine that any such factor or factors outweigh the financial or other benefits to the Corporation or a shareholder or group of stockholders.

     ELEVENTH: The Corporation has elected to be governed by Section 203 of the General Corporation Law of Delaware.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation; provided, however, that, following the Initial Public Offering Date, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law, this Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of any capital stock set forth in Article Fourth or (ii) amend or repeal or adopt any provision inconsistent with Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, and this Article Twelfth of this Restated Certificate of Incorporation."

     SECOND: The Board of Directors of the Corporation, at a meeting duly called at which a quorum existed, duly adopted resolutions proposing and approving the Restated Certificate of Incorporation of the Corporation and directing that such Restated Certificate of Incorporation be submitted to the stockholders of the Corporation to consider and adopt the same.

     THIRD: Pursuant to Section 228 of the Delaware Law, the adoption of the Restated Certificate of Incorporation was consented to in writing by a majority of the holders of the voting power of all shares of capital stock of the Corporation entitled to vote thereon.

     FOURTH: The Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, including Section 242 thereof.

     IN WITNESS WHEREOF, NEW PEAPOD, INC. has caused this Certificate to be signed by its President, and its corporate seal to be hereunto affixed and attested by its Secretary this __ day of ____________, 1997.


                                           NEW PEAPOD, INC.


                                           By:
                                               --------------------------
                                               Andrew B. Parkinson
                                               President

[SEAL]


ATTEST:


----------------------
Secretary